EXHIBIT 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER AND SIX-MONTHS ENDED JUNE 30, 2009

RICHMOND, VA., August 13, 2009 - Insmed Inc. (NASDAQ CM: INSM), a biopharmaceutical company, today reported results for the second quarter and six-months ended June 30, 2009.

Revenues for the second quarter ended June 30, 2009 were $3.0 million, up from $2.7 million for the corresponding period in 2008.  The increase was primarily attributable to $272,000 of grant revenue related to the IPLEX™ myotonic muscular dystrophy (“MMD”) clinical trial recorded in the most recent second quarter.

The net loss for the second quarter of 2009 was $1.6 million, or $0.01 per share, compared with a net loss of $4.7 million, or $0.04 per share, in the second quarter of 2008.  This $3.1 million decrease was primarily attributable to a $2.8 million decrease in total expenses, in addition to the $0.3 million increase in total revenues.

The $2.8 million total decrease in expenses was due primarily to a $4.1 million decrease in research and development expenses (“R&D Expenses”), which was partially offset by a $1.4 million increase in selling, general and administrative expenses (“SG&A Expenses”).

The lower R&D expenses reflected the elimination of manufacturing expenses following the sale of our follow-on biologics (“FOB”) assets in March 2009.  The increase in SG&A expenses was due to a combination of external finance and consulting advisory services associated with the ongoing strategic review, increased personnel costs, primarily related to the separation agreement with Geoffrey Allan, Ph.D., and license fees relating to the March 2007 patent settlement agreement with Genentech Inc. and Tercica Inc.

For the six months ended June 30, 2009, revenues totaled $5.4 million, up from $5.1 million in the first six months of 2008.  Consistent with second quarter results, the increase was primarily attributable to $544,000 of grant revenue related to the IPLEX™ MMD clinical trial recorded during the most recent six-month period.  This was partially offset by a decrease of $262,000 in cost recovery from the various Expanded Access and Named Patient Programs to treat patients with Amyotrophic Lateral Sclerosis (“ALS”), also known as Lou Gehrig's Disease, in Europe.

Net income for the six months ended June 30, 2009 was $116.2 million, or $0.93 per share, compared to a net loss of $9.5 million, or $0.08 per share, for first six months of 2008.  This $125.7 million improvement was primarily due to the $127.8 million before tax gain on sale of our FOB assets to Merck, a $3.6 million decrease in R&D expenses and the $0.3 million rise in total revenues, which were partially offset by a $3.3 million increase in SG&A expenses and $2.8 million in income tax expense on the sale of our FOB assets.  Year-over-year, R&D expenses fell to $7.3 million for the first half of 2009 from $10.9 million, reflecting a decrease in manufacturing expenses following the sale of our FOB assets in March 2009.  SG&A expenses increased to $6.3 million for the first half of 2009 from $3.0 million a year earlier, due largely to the recognition of stock compensation expense for the restricted stock and restricted stock units that vested on March 31, 2009, and the award of bonuses, together with the increased consulting, personnel and license fees previously mentioned.

Interest income for the first half of 2009 was $135,000 and was a reduction from the $375,000 earned in the same period of 2008 due to lower interest rates.

“We remain focused on leveraging our strong balance sheet to grow our business and enhance shareholder value,” said Dr. Melvin Sharoky, Insmed's Chairman.  “The entire Board and management team, along with our strategic financial advisers, RBC Capital Markets, are working aggressively to identify the appropriate course of action, and we aim to complete our strategic review of alternatives as quickly as reasonably possible.”

As of June 30, 2009, Insmed had total cash, cash equivalents, short-term investments, and certificate of deposits on hand totaling $124.9 million, consisting of $122.8 million in cash and short term investments and $2.1 million in a certificate of deposit, as compared to $2.4 million of cash on hand as of December 31, 2008.  The $122.5 million increase in total cash was due to the $127.8 million in before tax proceeds from the sale of Insmed's FOB assets to Merck, $4.1 million from the conversion of warrants and options into common stock and the release of a $2.1 million previously restricted certificate of deposit, which was partially offset by $10.6 million utilized to fund operations and $0.8 million for the partial repayment of the Company's 2005 convertible notes.

Conference Call

To participate in today’s 8:30 AM ET live conference call, please dial 866-804-6920 (U.S. callers) or 857-350-1666 (international callers), and provide passcode 11895624.  A live webcast of the call will also be available at:
http://phx.corporate-ir.net/playerlink.zhtml?c=122332&s=wm&e=2357941
Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 11:30 AM ET at 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), using passcode 53658791.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to business strategies, plans and objectives of management and our strategic review process, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in identifying or reaching agreement with acquisition or merger candidates, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

INSMED INCORPORATED
Consolidated Balance Sheets
(in thousands, except share and per share data)
	(unaudited)
	June 30,	December 31,
	2009	2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$122,846	$2,397
Accounts receivable, net	211	122
Prepaid expenses	145	74
Total current assets	123,202	2,593

Long-term assets:
Certificate of deposit	2,085	-
Restricted cash, long-term	-	2,095
Deferred financing costs, net	13	70
Total long-term assets	2,098	2,165

Total assets	$125,300	$4,758

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$711	$1,277
Accrued project costs & other	670	936
Payroll liabilities	1,035	453
Income taxes payable	1,250	-
Restricted stock unit liability	-	113
Interest payable	3	13
Deferred rent	103	168
Deferred revenue	270	302

Convertible debt	692	2,211
Debt discount	(118)	(596)
Net convertible debt	574	1,615

Total current liabilities	4,616	4,877

Long-term liabilities:
Convertible debt	-	553
Debt discount	-	(66)
Net long-term convertible debt	-	487

Asset retirement obligation	-	2,217

Total liabilities	4,616	7,581

Stockholders' equity (deficit):
Common stock; $.01 par value; authorized shares 500,000,000; issued and outstanding shares, 129,433,099 in 2009 and 122,494,010 in 2008	1,294	1,225
Additional paid-in capital	349,622	342,378
Accumulated deficit	(230,232)	(346,426)
Net stockholders' equity (deficit)	120,684	(2,823)

Total liabilities and stockholders' equity (deficit)	$125,300	$4,758

INSMED INCORPORATED
Consolidated Statements of Operations
(in thousands, except per share data - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Royalties	$30	$29	$58	$54
Grant revenue	272	-	544	-
Other expanded access program income, net	2,738	2,697	4,808	5,070
Total revenues	3,040	2,726	5,410	5,124

Operating expenses:
Research and development	1,472	5,614	7,340	10,936
Selling, general and administrative	2,874	1,493	6,323	2,975
Realized loss on investments	-	54	-	446
Total expenses	4,346	7,161	13,663	14,357

Operating loss	(1,306)	(4,435)	(8,253)	(9,233)

Interest income	112	96	135	375
Interest expense	(420)	(328)	(662)	(682)
Gain on sale of asset, net	13	-	127,768	-
Income (loss) before taxes	(1,601)	(4,667)	118,988	(9,540)

Income tax expense	-	-	2,794	-

Net income (loss)	$(1,601)	$(4,667)	$116,194	$(9,540)

Basic net income (loss) per share	$(0.01)	$(0.04)	$0.93	$(0.08)

Shares used in computing basic net profit (loss) per share	126,178	121,989	124,360	121,989

Diluted net income (loss) per share	$(0.01)	$(0.04)	$0.93	$(0.08)

Shares used in computing diluted net profit (loss) per share	126,178	121,989	124,606	121,989

INSMED INCORPORATED
Consolidated Statements of Cash Flows
(in thousands - unaudited)

	Six Months Ended
	June 30,
	2009	2008
Operating activities
Net income (loss)	$116,194	$(9,540)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization	601	562
Stock based compensation expense	1,922	298
Gain on sale of asset, net	(127,768)	-
Stock options issued for services	-	140
Realized loss on investments	-	446
Changes in operating assets and liabilities:
Accounts receivable	(89)	200
Other assets	(71)	51
Accounts payable	(566)	184
Accrued project costs & other	(266)	532
Payroll liabilities	582	547
Restricted stock unit liability	-	12
Income tax liability	1,250	-
Deferred rent	(65)	-
Deferred income	(32)	580
Restricted stock unit liability	(113)	-
Asset retirement obligation	(2,217)	-
Interest payable	(10)	(5)
Net cash used in operating activities	(10,648)	(5,993)

Investing activities
Cash received from asset sale	127,768	-
(Increases) decreases in short-term investments	(87,763)	4,857
Net cash provided by investing activities	40,005	4,857

Financing activities
Proceeds from issuance of common stock	580	-
Repayment of convertible notes	(785)	(1,106)
Certificate of deposits	10	-
Warrants converted into shares	3,493	-
Other	31	67
Net cash provided by (used in) financing activities	3,329	(1,039)

Increase (decrease) in cash and cash equivalents	32,686	(2,175)
Cash and cash equivalents at beginning of period	2,397	3,554

Cash and cash equivalents at end of period	$35,083	$1,379

Supplemental information
Cash paid for interest	$62	$129